Exhibit 99.1

Inseego Closes $20 Million Financing Transaction
SAN DIEGO—May 10, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading global provider of software-as-a-service (“SaaS”) and solutions for the Internet of Things (“IoT”), and certain of its direct and indirect subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Lakestar Semi Inc., a private investment fund managed by Soros Fund Management LLC (the “Lender”) on May 8, 2017. Pursuant to the Credit Agreement, the Lender provided the Company with a term loan in the principal amount of $20.0 million (the “Loan”) with a maturity date of May 8, 2018 (the “Maturity Date”).
“I am very pleased to announce this funding, which provides Inseego with the necessary financing to pursue our near-term objectives, including the sale of the MiFi business and investing in our growing Ctrack and Inseego North America businesses,” said Sue Swenson, Chief Executive Officer.
The Loan is secured by a first priority lien on substantially all of the assets of the Company, including its equity interests in certain of its direct and indirect subsidiaries, subject to certain exceptions and permitted liens. The Credit Agreement includes customary representations and warranties, as well as customary reporting and financial covenants. The Company also paid a $2.0 million commitment fee in conjunction with the closing of the Loan, and is required to repay the Loan with the proceeds from any sale of significant assets, including its pending divestiture of its MiFi mobile broadband business.
Interest on the Loan will be payable on the last business day of each calendar month and on the Maturity Date. The Loan will bear interest at a rate per annum equal to the three-month LIBOR, but in no event less than 1.00%, plus 10.00%.
In addition, upon entering into the Credit Agreement described above, the Company terminated its revolving credit facility with Wells Fargo Bank, National Association, dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Prior Credit Agreement”). The Prior Credit Agreement provided for a $10.0 million secured revolving credit facility.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services. Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 633,000 global subscribers, including 189,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the consummation of the proposed sale of Novatel Wireless, Inc. (the “Sale”) and conditions precedent to consummating the proposed Sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, there can be no assurance that CFIUS will approve the sale of Novatel Wireless to TCL. The consummation of the proposed Sale is subject to a number of closing conditions, including absence of governmental restrictions, and the failure to satisfy any one of these conditions could result in the transaction not closing. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other subsequent filings made with the SEC by Inseego Corp. (available at www.sec.gov).

Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com